CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit 10.1

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

OMNIBUS EQUITY AWARD AGREEMENT

NOTICE OF OMNIBUS AWARD GRANT

Participant: Douglas Ingram

Address: [***]

The above-named Participant (the “Participant”) has been granted the following Awards pursuant and subject to the terms and conditions of the Sarepta Therapeutics 2018 Equity Incentive Plan (the “Plan”) and this Omnibus Award Agreement, including this Notice of Omnibus Award Grant (the “Notice of Grant”) and the Terms and Conditions of Omnibus Award Grant attached hereto as Exhibit A (this “Award Agreement”), as set forth below. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

Date of Grant	December 7, 2025

Vesting Commencement Date	December 7, 2025

Target Number of Awards (each, a “Target Award”)

50,000 restricted stock units subject to the achievement of performance goals, as described in Section 9(a) of the Plan (“Performance-Contingent RSUs”);

73,001 Performance Units, as described in Section 10 of the Plan (the “Performance Units”);

50,000 restricted shares subject to the achievement of performance goals, as described in Section 8(b) of the Plan (the “Restricted Shares”); and

96,541 performance shares, as described in Section 10 of the Plan (the “Performance Shares”)

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement and except as provided in paragraph 5 below, each of the Target Awards will become earned and will vest, if at all, based on the satisfaction of the performance conditions and the service conditions set forth below.

(1) Performance-Contingent RSUs

a.

Performance Conditions. The Performance-Contingent RSUs shall be eligible to be earned between zero percent (0%) and two hundred percent (200%) of the target number of Performance-Contingent RSUs subject to the award based on the Company’s cumulative Incentive EBITDA achievement over the two-year performance period commencing January 1, 2026 and ending on December 31, 2027 (the “Performance Period”), as set forth below.

Incentive EBITDA Goal

Payout Level	Achievement Metric
Below Threshold: 0%	Below $[***	]
Threshold: 50%	$[***	]
Target: 100%	$[***	]
Maximum: 200%	$[***	]

*	Payout levels are interpolated on a straight-line basis for Incentive EBITDA performance between Threshold and Target and between Target and Maximum.
**

The number of Performance-Contingent RSUs that is earned based on the achievement of Incentive EBITDA as set forth above (“Earned RSUs”) is determined by multiplying the Payout Level by the number of Performance-Contingent RSUs. Any Performance-Contingent RSUs that fail to become Earned RSUs as set forth above will be immediately forfeited for no consideration.

***

Incentive EBITDA is defined as [***]. All determinations regarding the level of achievement of Incentive EBITDA shall be made by the Administrator and shall be final and binding on the Participant. The Administrator shall review the Incentive EBITDA achievement for purposes of this Award Agreement no later than February 15, 2028 (the “Earned RSU Measurement Date”).

b.	Service Condition for Earned RSUs.

i.

In General. Except as provided in subsection (ii) below, the Earned RSUs, if any, shall become vested if the Participant remains continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider through the third anniversary of the Date of Grant (the “Earned RSU Vesting Date”). Upon the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider for any reason other than the death of the Participant prior to the Earned RSU Vesting Date, any then outstanding Performance-Contingent RSUs will be automatically and immediately forfeited for no consideration. In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, any then outstanding Performance-Contingent RSUs will be deemed to be Earned RSUs based on the Company’s Incentive EBITDA performance during the Performance Period measured at Target, with the Earned RSUs to be delivered to the Participant’s Beneficiary as described below.

ii.

Retirement Vesting. Notwithstanding anything in subsection (i) above to the contrary, in the event of the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider at a time when the Participant had satisfied the requirements for Retirement, provided that immediately prior to such termination the Participant had been continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider for a period of at least twelve (12) months measured from the Date of Grant, the service condition prescribed in subsection (i) above will be deemed satisfied and any then outstanding Performance-Contingent RSUs will remain eligible to become Earned RSUs based on the Company’s Incentive EBITDA performance during the Performance Period, with any Earned RSUs to be delivered to the Participant as described below. For purposes of this Award Agreement, “Retirement” means attainment by the Participant of (i) age 55, (ii) at least 5 years of service with the Company (and/or a Subsidiary) and (iii) age and service equaling at least 65.

c.

Settlement of Earned RSUs. The Company shall, as soon as practicable and in all events no later than thirty (30) days following the Earned RSU Vesting Date, or in the case of the death of the Participant, no later than thirty (30) days following the date of the Participant’s death, effect delivery of the Shares with respect to the Earned PSUs to the Participant (or, in the event of the Participant’s death, the Beneficiary (as defined below)).

(2)	Performance Units

a.

Performance Conditions. The Performance Units shall be eligible to be earned between zero percent (0%) and two hundred percent (200%) of the target number of Performance Units subject to the award based on the Company’s cumulative Incentive EBITDA achievement over the Performance Period, as set forth below.

Incentive EBITDA Goal

Payout Level	Achievement Metric
Below Threshold: 0%	Below $[***	]
Threshold: 50%	$[***	]
Target: 100%	$[***	]
Maximum: 200%	$[***	]

*	Payout levels are interpolated on a straight-line basis for Incentive EBITDA performance between Threshold and Target and between Target and Maximum.
**

The number of Performance Units that is earned based on the achievement of Incentive EBITDA as set forth above (“Earned Units”) is determined by multiplying the Payout Level by the number of Performance Units. Any Performance Units that fail to become Earned Units as set forth above will be immediately forfeited for no consideration.

***

Incentive EBITDA is defined as [***]. All determinations regarding the level of achievement of Incentive EBITDA shall be made by the Administrator and shall be final and binding on the Participant. The Administrator shall review the Incentive EBITDA achievement for purposes of this Award Agreement no later than February 15, 2028 (the “Earned Unit Measurement Date”).

b.	Service Condition for Earned Units.

i.

In General. Except as provided in subsection (ii) below, the Earned Units, if any, shall become vested if the Participant remains continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider through the third anniversary of the Date of Grant (the “Earned Unit Vesting Date”). Upon the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider for any reason other than the death of the Participant prior to the Earned Unit Vesting Date, any then outstanding

Performance Units will be automatically and immediately forfeited for no consideration. In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, any then outstanding Performance Units will be deemed to be Earned Units based on the Company’s Incentive EBITDA performance during the Performance Period measured at Target, with the Earned Units to be delivered to the Participant’s Beneficiary as described below.

ii.

Retirement Vesting. Notwithstanding anything in subsection (i) above to the contrary, in the event of the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider at a time when the Participant had satisfied the requirements for Retirement, provided that immediately prior to such termination the Participant had been continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider for a period of at least twelve (12) months measured from the Date of Grant, the service condition prescribed in subsection (i) above will be deemed satisfied and any then outstanding Performance Units will remain eligible to become Earned Units based on the Company’s Incentive EBITDA performance during the Performance Period, with any Earned Units to be delivered to the Participant as described below.

c.

Settlement of Earned Units. The Company shall, as soon as practicable and in all events no later than thirty (30) days following the Earned Unit Vesting Date, or in the case of the death of the Participant, no later than thirty (30) days following the date of the Participant’s death, effect delivery of the Shares with respect to the Earned Units to the Participant (or, in the event of the Participant’s death, the Beneficiary (as defined below)).

(3)	Restricted Shares.

a.

Performance Conditions. The Restricted Shares shall be eligible to be earned between zero percent (0%) and two hundred percent (200%) of the target number of Restricted Shares subject to the award based on the Company’s cumulative Incentive EBITDA achievement over the Performance Period, as set forth below.

Incentive EBITDA Goal

Payout Level	Achievement Metric
Below Threshold: 0%	Below $[***	]
Threshold: 50%	$[***	]
Target: 100%	$[***	]
Maximum: 200%	$[***	]

*	Payout levels are interpolated on a straight-line basis for Incentive EBITDA performance between Threshold and Target and between Target and Maximum.
**

The number of Restricted Shares that is earned based on the achievement of Incentive EBITDA as set forth above (“Earned Restricted Shares”) is determined by multiplying the Payout Level by the number of Restricted Shares. Any Restricted Shares that fail to become Earned Restricted Shares as set forth above will be immediately forfeited for no consideration.

***

Incentive EBITDA is defined as [***]. All determinations regarding the level of achievement of Incentive EBITDA shall be made by the Administrator and shall be final and binding on the Participant. The Administrator shall review the Incentive EBITDA achievement for purposes of this Award Agreement no later than February 15, 2028 (the “Restricted Share Measurement Date”).

b.	Service Condition for Earned Restricted Shares.

i.

In General. Except as provided in subsection (ii) below, the Earned Restricted Shares, if any, shall become vested and non-forfeitable if the Participant remains continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider through the third anniversary of the Date of Grant (the “Earned Restricted Shares Vesting Date”). Upon the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider for any reason other than the death of the Participant prior to the Earned Restricted Shares Vesting Date, any then outstanding Restricted Shares will be automatically and immediately forfeited for no consideration. In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, any then outstanding Restricted Shares will be deemed to be Earned Restricted Shares based on the Company’s Incentive EBITDA performance during the Performance Period measured at Target, with the Earned Restricted Shares to be delivered to the Participant’s Beneficiary no later than thirty (30) days following the date of death of the Participant.

ii.

Retirement Vesting. Notwithstanding anything in subsection (i) above to the contrary, in the event the Participant has satisfied the requirements for Retirement (as defined above) and has been continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider for a period of at least twelve (12) months measured from the Date of Grant, the service condition prescribed in subsection (i) above will be deemed satisfied and any then outstanding Restricted Shares will remain eligible to become Earned Restricted Shares based on the Company’s Incentive EBITDA performance during the Performance Period, with any Earned Restricted Shares to become vested and non-forfeitable no later than the Restricted Share Measurement Date.

(4)	Performance Shares

a.

Performance Conditions. The Performance Shares shall be eligible to be earned between zero percent (0%) and two hundred percent (200%) of the target number of Performance Shares subject to the award based on the Company’s cumulative Incentive EBITDA achievement over the Performance Period, as set forth below.

Incentive EBITDA Goal

Payout Level	Achievement Metric
Below Threshold: 0%	Below $[***	]
Threshold: 50%	$[***	]
Target: 100%	$[***	]
Maximum: 200%	$[***	]

*	Payout levels are interpolated on a straight-line basis for Incentive EBITDA performance between Threshold and Target and between Target and Maximum.
**

The number of Performance Shares that is earned based on the achievement of Incentive EBITDA as set forth above (“Earned Performance Shares”) is determined by multiplying the Payout Level by the number of Performance Shares. Any Performance Shares that fail to become Earned Performance Shares as set forth above will be immediately forfeited for no consideration.

***

Incentive EBITDA is defined as [***]. All determinations regarding the level of achievement of Incentive EBITDA shall be made by the Administrator and shall be final and binding on the Participant. The Administrator shall review the Incentive EBITDA achievement for purposes of this Award Agreement no later than February 15, 2028 (the “Performance Share Measurement Date”).

b.	Service Condition for Earned Performance Shares.

i.

In General. Except as provided in subsection (ii) below, the Earned Performance Shares, if any, shall become vested and non-forfeitable if the Participant remains continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider through the third anniversary of the Date of Grant (the “Earned Performance Shares Vesting Date”). Upon the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider for any reason other than the death of the Participant prior to the Earned Performance Shares Vesting Date, any then outstanding Performance Shares will be automatically and immediately forfeited for no consideration. In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, any then outstanding Performance Shares will be deemed to be Earned Performance Shares based on the Company’s Incentive EBITDA performance during the Performance Period measured at Target, with the Earned Performance Shares to be delivered to the Participant’s Beneficiary no later than thirty (30) days following the date of death of the Participant.

ii.

Retirement Vesting. Notwithstanding anything in subsection (i) above to the contrary, in the event the Participant has satisfied the requirements for Retirement (as defined above) and has been continuously in a relationship with the Company (and/or a Subsidiary) as a Service Provider for a period of at least twelve (12) months measured from the Date of Grant, the service condition prescribed in subsection (i) above will be deemed satisfied and any then outstanding Performance Shares will remain eligible to become Earned Performance Shares based on the Company’s Incentive EBITDA performance during the Performance Period, with any Earned Performance Shares to become vested and non-forfeitable no later than the Performance Share Measurement Date.

(5)

Treatment on a Change in Control. Notwithstanding anything in this Award Agreement or in any employment or change in control or similar individual agreement between the Company and the Participant to the contrary with respect to the treatment of awards in the event of a Change in Control, any Performance-Contingent RSUs, Performance Units, Restricted Shares, or Performance Shares subject to this Award Agreement, to the extent outstanding, unearned and unvested immediately prior to the consummation of a Change in Control, shall be treated as follows: (i) the Performance-Contingent RSUs, Performance Units, Restricted Shares, and Performance Shares, as applicable, shall be deemed to be earned at one hundred percent (100%) (or, if greater, based on the Company’s Incentive EBITDA as of the date of the Change in Control, without extrapolation), with the date of the

Change in Control deemed to be the Restricted Share Measurement Date and the Performance Share Measurement Date for purposes of the Restricted Shares and Performance Shares, respectively, and (ii) the Earned RSUs, Earned Units, Earned Restricted Shares, and Earned Performance Shares, as applicable, after giving effect to the preceding subsection (i) and including any Performance-Contingent RSUs, Performance Units, Restricted Shares, or Performance Shares, as applicable, that had become Earned RSUs, Earned Units, Earned Restricted Shares, or Earned Performance Shares, as applicable, in accordance with Sections 2-4 above prior to the Change in Control (but not more than two hundred percent (200%) of such awards and without double counting), shall continue to be subject to the service vesting condition specified in Sections 2-4 above, to the extent otherwise applicable, unless otherwise provided by the Administrator in the Change in Control transaction; it being understood that any service-based vesting acceleration provided in the event of a termination of employment in connection with, or following, a Change in Control under any employment or change in control or similar individual agreement between the Company and the Participant shall continue to apply; it being further understood that any Earned RSUs or Earned Units that are subject to Section 409A of the Code shall continue to be settled in accordance with Section 1(c) or Section 2(c) of the Award Agreement, respectively, notwithstanding the provisions of any employment or change in control or similar individual agreement to the contrary.

(6)

Determinations by the Administrator. The Administrator shall determine the extent to which, if at all, the Performance Conditions described in Sections 2-4 above have been met and the number of Performance-Contingent RSUs, Performance Units, Restricted Shares and Performance Shares, as applicable, that have become Earned RSUs, Earned Units, Earned Restricted Shares and Earned Performance Shares, as applicable, hereunder. No portion of the award shall be earned or shall vest until the Administrator determines that the applicable Performance Conditions have been met and determines the extent to which it has so been met. Any Earned RSUs, Earned Units, Earned Restricted Shares or Earned Performance Shares, as applicable, shall be rounded down to the nearest whole number of shares and any fractional Earned RSUs, Earned Units, Earned Restricted Shares or Earned Performance Shares, as applicable, shall be disregarded. All determinations shall be made by the Administrator and will be final and binding on the Participant.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

[Signature Page to Follow]

PARTICIPANT	SAREPTA THERAPEUTICS, INC.

/s/ Douglas Ingram	/s/ Deirdre Connelly
Signature	By: Deirdre Connelly

Douglas Ingram	Director, Compensation Committee Chair
Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF OMNIBUS EQUITY AWARD GRANT

1. Grant of Omnibus Award. The Company hereby grants to the Participant the number of Performance-Contingent RSUs, Performance Units, Restricted Shares and Performance Shares (collectively, the “Omnibus Award”) set forth in the Notice of Grant that forms a part of this Award Agreement giving the Participant the conditional right to receive or retain, as applicable and without payment therefor, one share of Common Stock with respect to each Performance-Contingent RSU, Performance Unit, Restricted Share or Performance Share, as applicable, in each case forming part of the Omnibus Award pursuant and subject to the terms and conditions of the Plan and this Award Agreement.

2. Vesting Schedule. The Performance-Contingent RSUs, Performance Units, Restricted Shares, and Performance Shares will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3. Death of Participant. Any delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any delivery under this Award Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

4. Tax Obligations.

a. Withholding Taxes. The vesting of the Performance-Contingent RSUs and Performance Units, the lapse of the forfeiture restrictions applicable to the Restricted Shares and Performance Shares, in each case granted under this Award Agreement, and the payment of any vested dividend equivalents or dividends with respect to such awards, will give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued or retain Shares, upon vesting of the Performance-Contingent RSUs, Performance Units, Restricted Shares, or Performance Shares are subject to the Participant promptly paying all taxes required to be withheld to the Company in cash, by check, with consideration received by the Company under any formal broker-assisted program implemented by the Company in connection with the Plan or by the surrender of Shares with a Fair Market Value on the date of surrender equal to the amount of all taxes required to be withheld, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company (or by such other means as may be acceptable to the Administrator). No Shares will be transferred, or cash delivered, pursuant to this Award Agreement unless and until the Participant has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, local, foreign or provincial withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Participant authorizes the Company and its Subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

b. Participant Acknowledgment. Regardless of any action taken by the Company or its Subsidiaries, the Participant acknowledges and agrees that the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, capital/gains tax, payment on account or other tax-related items related to the Omnibus Award and the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s sole responsibility and may exceed the amount, if any, withheld by the Company or its Subsidiaries. The Participant further acknowledges that the Company and/or its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Omnibus Award, including the grant, vesting, payment or release of Shares, as applicable, of the Performance-Contingent RSUs, Performance Units, Restricted Shares and Performance Shares, the subsequent sale of any Shares and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Omnibus Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, the Participant acknowledges and agrees that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5. Dividends and Dividend Equivalents.

a. Dividends. The Participant shall be entitled to receive any and all dividends or other distributions paid with respect to those Shares of which the Participant is the record owner on the record date for such dividend or other distribution; provided, however, that any property or cash (including, without limitation, any regular cash dividends) distributed with respect to a Restricted Share and/or a Performance Share (the “associated share”) acquired hereunder, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Restricted Shares or Performance Shares, as applicable, be placed in escrow. Any cash amounts that would otherwise have been paid with respect to an associated share shall be accumulated and paid to the Participant, without interest, only upon, or within thirty (30) days following, the date on which such associated share vests hereunder and any other property distributable with respect to such associated share shall also vest such vesting date.

b. Dividend Equivalents. Cash dividend equivalents on Shares underlying the Performance-Contingent RSUs and Performance Units shall be credited to a dividend equivalent book entry account on behalf of the Participant with respect to each Performance-Contingent RSU and Performance Unit granted to the Participant, provided that such cash dividend equivalents shall not be deemed to be reinvested in Shares and will be held uninvested and without interest and paid in cash if and when the shares underlying the Performance-Contingent RSUs and Performance Units, as applicable, vest and are paid to the Participant. Stock dividend equivalents on Shares shall be credited to a dividend equivalent book entry account on behalf of the Participant with respect to each Performance-Contingent RSU and Performance Unit granted to the Participant, provided that the Participant shall not be entitled to such dividend equivalents unless and until the shares underlying the Performance-Contingent RSUs and Performance Units, as applicable, vest and are paid to the Participant.

6. Rights as Stockholder. Until the Performance-Contingent RSUs and Performance Units vest and the Shares underlying such vested awards are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no rights as a stockholder will exist with respect to the Shares subject to the Performance-Contingent RSUs and Performance Units.

7. No Guarantee of Continued Service. NEITHER THE GRANT OF THE OMNIBUS AWARD, NOR THE ISSUANCE OR RELEASE OF SHARES UPON THE VESTING OF ANY PORTION OF THE OMNIBUS AWARD, WILL GIVE THE PARTICIPANT ANY RIGHT TO BE RETAINED IN THE EMPLOY OR SERVICE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, AFFECT THE RIGHT OF THE COMPANY OR ANY OF ITS SUBSIDIARIES TO DISCHARGE THE PARTICIPANT AT ANY TIME, OR AFFECT ANY RIGHT OF THE PARTICIPANT TO TERMINATE HIS EMPLOYMENT OR SERVICE AT ANY TIME.

8. Grant is Not Transferable. No portion of the Omnibus Award may be transferred except as expressly permitted under Section 3 of this Award Agreement or Section 14 of the Plan.

9. Additional Conditions to Issuance of Shares. The Company will not be obligated to deliver any Shares under this Award Agreement until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions in this Award Agreement have been satisfied or waived. The Company may require, as a condition to the delivery of Shares under this Award Agreement or the vesting of such Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of any federal securities law (including, without limitation, the Securities Act of 1933, as amended), any applicable state or non-U.S. securities law or rule of any applicable stock exchange or national market system.

10. Provisions of the Plan. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any part of the Omnibus Award, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.

11. Recoupment Policy; Stock Ownership Guidelines. This Omnibus Award and any Shares issued pursuant to this Award Agreement will be subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

12. Electronic Delivery. The Company may decide to deliver any documents related to this Omnibus Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

15. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

16. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. This Award Agreement is intended to be exempt from, or comply with, Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code, or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Omnibus Award.

17. Limitation on Liability. Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its Subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its Subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this Omnibus Award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this Omnibus Award.

18. Governing Law. This Award Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Omnibus Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Omnibus Award is made and/or to be performed.

19. Nature of Grant. In accepting this Omnibus Award, the Participant acknowledges and agrees that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b. the grant of the Omnibus Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards under the Plan, even if such awards have been granted in the past;

c. all decisions with respect to future grants under the Plan, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the Omnibus Award and the underlying Shares are extraordinary items that (i) do not constitute compensation of any kind for services of any kind rendered to the Company and/or any Subsidiary, and (ii) are outside the scope of the Participant’s employment or service contract, if any;

f. the Omnibus Award and the underlying Shares and the income and value of the same, are not intended to replace any pension rights or compensation;

g. the Omnibus Award and the underlying Shares and the income and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company and/or any Subsidiary;

h. the future value of the underlying Shares is unknown and cannot be predicted with certainty, and the Shares acquired hereunder, if any, may increase or decrease in value;

i. no claim or entitlement to compensation or damages shall arise from forfeiture of all or any portion of the Omnibus Award, or diminution in value of the Shares acquired through vesting, forfeiture of all or a portion of the Omnibus Award resulting from the termination of the Participant’s employment by the Company and/or any Subsidiary or continuous service (for any reason whatsoever and, whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any);

j. for purposes of this Omnibus Award, regardless of the reason of the Participant’s termination (and whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any), the Participant’s employment or service relationship will be considered terminated effective as of the date the Participant is no longer actively employed or providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period pursuant to local law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this Omnibus Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and

k. the Company and any Subsidiaries shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Omnibus Award or of any amounts due to the Participant pursuant to the vesting and/or settlement of all or any portion of Omnibus Award or the subsequent sale of any Shares acquired this Award Agreement.

20. Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data (as defined below) by and among, as necessary and applicable, the Company and any Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and/or Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the Omnibus Award or any other awards under the Plan or other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to E*TRADE Securities LLC (including any of its affiliates and successors) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, E*TRADE Securities LLC (including any of its affiliates and successors) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon vesting and/or settlement of this Omnibus Award.

The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage the Participant’s participation in the Plan, and that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Company and/or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant the Omnibus Award or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing such consent may affect the Participant’s ability to participate in the Plan. In addition, the Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

21. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant is advised to speak to the Participant’s personal advisor on this matter.

22. Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult the Participant’s personal legal advisor for any details.